[EXECUTION] AMENDMENT NO. 2 TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS AMENDMENT NO. 2 TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, dated as of July 2, 2019 (this "Amendment No. 2"), is by and among EHEALTH, INC., a Delaware corporation ("eHealth" or "Holdings"), EHEALTHINSURANCE SERVICES, INC., a Delaware corporation ("eHealth Insurance"), WEALTH, HEALTH AND LIFE ADVISORS, LLC, a Texas limited liability company ("GoMedigap" and together with eHealth and eHealth Insurance, individually and collectively, the "Borrower"), PLANPRESCRIBER, INC., a Delaware corporation ("PlanPrescriber" or "Guarantor"), ROY AL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the "Administrative Agent"), and each lender from time to time party to the Credit Agreement (collectively, the "Lenders" and individually, a "Lender"). WITNESSETH: WHEREAS, Administrative Agent, Lenders, Borrower, Guarantor and others have entered into financing arrangements pursuant to which Lenders ( or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Credit Agreement, dated as of September 17, 2018 as amended by Amendment No. 1 to Credit Agreement and Other Loan Documents dated as of October 16, 2018 (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated, amended and restated, refinanced or replaced, the "Credit Agreement") and the other Loan Documents; WHEREAS, Borrower and Guarantor have requested that Lenders agree to make certain amendments to the Credit Agreement and the Security Agreement, and Lenders are willing to agree to make such amendments, subject to the terms and on the conditions set forth herein; WHEREAS, by this Amendment No. 2, Administrative Agent, Lenders, Borrower and Guarantor intend to evidence such amendments; NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows: 1. Definitions. (a) Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to include, in addition and not in limitation, each of the following definitions: (i) "Amendment No. 2" shall mean Amendment No. 2 to Credit Agreement and Other Loan Documents dated as of July 2, 2019 by and among Borrower, Guarantor, Administrative Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced. (ii) "Amendment No. 2 Effective Date" means the date on which all conditions precedent to the effectiveness of Amendment No. 2 have been satisfied. (b) Amendment to Definitions. The definition of "Capitalized Leases" in Section 1.] of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following: 5642613.7

"Capitalized Leases" means all leases that have been or are required to be, in accordance with GAAP (without giving effect to ASC 842), recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as liability in accordance with GAAP (without giving effect to ASC 842). Notwithstanding anything to the contrary contained in the Loan Documents, only those leases (assuming for purposes hereof that all such leases were in existence on the Effective Date) that would constitute Capitalized Leases (including leases that are classified as "Financing Leases" for purposes of GAAP) in conformity with GAAP on the Effective Date shall be considered to be Capitalized Leases." ( c) Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including, but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No.2. 2. Section 9. l(b) of Credit Agreement (Liens). Section 9.l(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following: "(b) (i) Liens on cash collateral in an amount not to exceed $4,046,744 which secures the Indebtedness permitted by Section 9 .3(b )(ii), and (ii) Liens existing on the date hereof and set forth on Schedule 9. l (b );" 3. Section 9.3(b) of Credit Agreement {Indebtedness). Section 9.3(b)(ii) of the Credit Agreement is hereby amended by deleting "$2,183,230" and replacing it with "$3,678,858." 4. Section 3.0I(a) of Security Agreement (Security Interest). Section 3.0l(a) of the Security Agreement is hereby amended by deleting clause (iv) from the definition of"Excluded Property" contained in the proviso to such Section and replacing it with the following: "(iv)(A) any deposit accounts specifically and exclusively used for payroll, payroll taxes, workers' compensation or unemployment compensation, pension benefits and other similar expenses to or for the benefit of any Grantor's employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements, (B) any deposit accounts specifically and exclusively used for any taxes required to be collected or withheld (including, without limitation, sales taxes) for which any Grantor may become liable, (C) (i) any deposit accounts specifically and exclusively used to hold cash collateral pledged in favor of a Person other than the Agent, Collateral Agent or a Lender so long as such pledge of cash collateral constitutes a Lien permitted by Section 9.1 of the Credit Agreement and (ii) any cash collateral maintained in any deposit described in clause (C)(i) above, and (D) deposit accounts (including the Excluded GoMedicap Account but excluding any Material Bank Account) with an aggregate value, or having funds credited thereto with an aggregate value, of less than $2,000,000 as of the close of business of each Business Day;" 5. Schedule Ill to Credit Agreement (Existing Letters of Credit). Schedule Ill to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing with Exhibit A attached hereto. 6. Representations and Warranties. Each Loan Party, jointly and severally, represents and warrants to the Agents and the Lenders as follows: (a) Each of this Amendment No. 2 and the other documents, agreements and instruments 5642613.7 2 executed by any Loan Party in connection herewith, if any (collectively, together with this Amendment No. 2, the "Amendment Documents") has been duly executed and delivered by each Loan Party that is a party hereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by Debtor Relief Laws, principles of equity and principles of good faith and fair dealing. (b) The execution, delivery, and performance by such Loan Party of each Amendment Document to which it is a party do not and will not (i) contravene the terms of such Loan Party's Constituent Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Loan Party (other than as permitted by Section 9.1 of the Credit Agreement) under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. ( c) The execution, delivery, and performance by each Loan Party of each Amendment Document to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. ( d) The execution, delivery and performance by each Loan Party of each Amendment Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect. ( e) No Default or Event of Default shall have occurred and is continuing. (f) All of the representations and warranties set forth in the Credit Agreement and the Security Agreement as amended hereby, and the other Loan Documents, are true and correct in all material respects after giving effect to the provisions of this Amendment No. 2, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date ( except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified by materiality in the text thereof). 7. Conditions Precedent. This Amendment No. 2 shall be effective upon the satisfaction of each of the following conditions precedent: (a) Administrative Agent shall have received counterparts of this Amendment No. 2, duly authorized, executed and delivered by Borrower, Guarantor and Requisite Lenders; and (b) No Default or Event of Default shall have occurred and be continuing. 8. General. (a) Effect of this Amendment. Except as expressly provided herein, no other consents, waivers, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto 5642613.7 3 as of the date hereof. (b) Governing Law. The validity of this Amendment No. 2, the construction, interpretation, and enforcement hereof and thereof, the rights of the parties hereto with respect to all matters arising hereunder or related hereto, and any claims, controversies or disputes arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York. (c) Binding Effect. This Amendment No. 2 shal1 bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto. ( d) Counterparts, etc. This Amendment No. 2 may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment No. 2. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 2 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2. (e) Loan Document. This Amendment No. 2 shall be a Loan Document. 5642613.7 4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

EHEALTH, INC.

By: David K. Francis

Name: David Francis
Title: Chief Operating Officer

EHEALTHINSURANCE SERVICES, INC.

By: David K. Francis

Name: David Francis
Title: Chief Operating Officer

WEALTH, HEALTH AND LIFE ADVISORS, LLC

By: David K. Francis

Name: David Francis
Title: Manager

PLANPRESCRIBER, INC.

By: David K. Francis

Name: David Francis
Title: Chief Financial Officer and Treasurer

Amendment No. 2 to Credit Agreement and Other Loan Documents (eHealth)

ROY AL BANK OF CANADA, as Administrative Agent By: Name: Helena Sadowski Title: Manager, Agency Amendment No. 2 to Credit Agreement and Other Loan Documents (..:Health)

ROYAL BANK OF CANADA, as Lender By: Nam~ Title: Attorney In Fact By: Name: Anna Bernat Title: Attorney In Fact Atnendmeht No. 2 to Credit Agreement and Other Loan Documents (eHcaith)

Exhibit A to Amendment No. 2 to Credit Agreement and Other Loan Documents Schedule III Existing Letters of Credit Letter of Undrawn Issuer Beneficiar~ Credit Number Face Amount Exgin,: Date Silicon Valley Augustine Bowers SVBSF012744 $1,459,214 May 2, 2019 Bank LLC Silicon Valley Ascentris- l 16B, SVBSF01261 l $575,000 July 15, 2019 Bank LLC Silicon ValJey 340 Middlefield SVBSF007386 $149,016 April IO, 2019 Bank LLC Silicon Valley Home Point TBD $71,986.38 TBD Bank Financial Corporation Silicon Valley Precedent TBD $823,641.15 TBD Bank Lakeside Acquisitions, LLC Silicon Valley TBD TBD Not to exceed TBD Bank $600,000 Amendment No. 2 to Credit Agreement and Other Loan Documents (eHealth)